Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Scott Jensen Investor Relations Contact investors@hbfuller.com
NEWS	March 25, 2026

H.B. Fuller Reports First Quarter 2026 Results

Reported EPS (diluted) of $0.38; Adjusted EPS (diluted) of $0.57, up 6% year-on-year

Net income of $21 million; Adjusted EBITDA of $119 million, up 4% year-on-year

Adjusted EBITDA margin of 15.4%, up 90 basis points year-on-year

Increases full-year revenue, adjusted EBITDA, and adjusted EPS guidance

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its first quarter that ended February 28, 2026.

First Quarter 2026 Noteworthy Items:

■	Net revenue was $771 million; organic revenue was down 6.6% year-on-year;
■

Gross margin was 30.6%; adjusted gross margin of 31.3% increased 170 basis points year-on-year driven by restructuring savings from Quantum Leap, the impact of acquisitions, and targeted price and raw material cost actions;

■	Net income was $21 million; adjusted EBITDA was $119 million, up 4% versus last year, with pricing and raw material cost actions more than offsetting the impact of lower volumes;
■	Adjusted EBITDA margin was 15.4%, up 90 basis points year-on-year;
■	Reported EPS (diluted) was $0.38; adjusted EPS (diluted) was $0.57, up 6% year-on-year, driven by higher adjusted net income and lower shares outstanding.

Summary of First Quarter 2026 Results:

The Company’s net revenue for the first quarter of fiscal 2026 was $771 million, down 2.3% versus the first quarter of fiscal 2025. Pricing increased net revenue by 0.6%, which was more than offset by lower volume, resulting in a 6.6% organic revenue decline year-on-year. Foreign currency translation and the impact of acquisitions increased net revenue by 3.6% and 0.7%, respectively.

Gross profit in the first quarter of fiscal 2026 was $236 million. Adjusted gross profit was $241 million. Adjusted gross profit margin of 31.3% increased 170 basis points year-on-year. The net impact of pricing and raw material cost actions, cost savings associated with Quantum Leap, and the impact of acquisitions drove the year-on-year increase in adjusted gross profit margin.

Selling, general and administrative (SG&A) expense was $184 million in the first quarter of fiscal 2026 and adjusted SG&A was $176 million, up 4% year-on-year. Adjusting for the impact of acquisitions and foreign exchange, adjusted SG&A was down slightly year-on-year, reflecting diligent expense management.

Net income attributable to H.B. Fuller for the first quarter of fiscal 2026 was $21 million. Adjusted net income attributable to H.B. Fuller for the first quarter of fiscal 2026 was $32 million. Reported EPS (diluted) was $0.38 and Adjusted EPS (diluted) was $0.57, up 6% year-on-year.

Adjusted EBITDA in the first quarter of fiscal 2026 was $119 million, up 4% year-on-year, driven principally by the net impact of pricing and raw material cost actions and restructuring savings.

“In the first quarter, we delivered on our profit commitment and executed with discipline in a challenging operating environment.” said Celeste Mastin, president and chief executive officer. “We continued to expand margins by leveraging our global sourcing strength and maintaining a focused approach to cost and portfolio management.”

“Looking ahead, the geopolitical instability in the Middle East adds significant complexity, disruption, and cost to global supply chains. H.B. Fuller is acting swiftly and decisively to ensure we are best positioned to maintain supply continuity for our customers. In addition, we recently announced a strategic pricing initiative to responsibly manage additional costs. This will allow us to further differentiate ourselves while we continue to advance our strategic priorities and create sustainable long-term value for our customers and shareholders.”

Balance Sheet and Working Capital:

Net debt at the end of the first quarter of fiscal 2026 was $1,968 million, down $106 million year-on-year. Net debt-to-adjusted EBITDA was 3.1X, consistent with fiscal year-end 2025 and down from 3.5X at the end of the first quarter of fiscal 2025.

Net working capital in the first quarter of fiscal 2026 was 19.0% as a percentage of annualized net revenue and increased $20 million sequentially versus the fourth quarter. Cash flow from operations improved $49 million year-on-year, primarily driven by higher income. As previously communicated, cash flow delivery for 2026 is expected to be weighted to the second half of the year.

Fiscal 2026 Outlook:

As a result of our year-to-date performance and current macroeconomic conditions, we are updating our previously communicated financial guidance for the following items for fiscal 2026:

■

Net revenue for fiscal 2026 is now expected to be up mid-single digits; organic revenue is now expected to be up low-single digits and the impact from foreign exchange is now expected to be positive 1% to 2%;

■	Adjusted EBITDA for fiscal 2026 is now expected to be in the range of $645 million to $675 million;
■	Adjusted EPS (diluted) is now expected to be in the range of $4.55 to $4.90;
■	Net revenue for the second quarter of 2026 is expected to be up low-single digits; adjusted EBITDA for the second quarter of 2026 is expected to be in the range of $175 million to $185 million.

Conference Call:

The Company will hold a conference call on March 26, 2026, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on March 26, 2026, to 10:59 p.m. CT on April 2, 2026. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909 and enter the Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2026 Outlook, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2025 revenue of $3.5 billion, our mission to Connect What Matters is brought to life by more than 7,100 global team members who collaborate with customers across more than 30 market segments in 150 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of catastrophic events on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months
	February 28, 2026	Percent of Net Revenue	Ended March 1, 2025	Percent of Net Revenue
Net revenue	$770,844	100.0%	$788,663	100.0%
Cost of sales	(534,796)	(69.4)%	(561,588)	(71.2)%
Gross profit	236,048	30.6%	227,075	28.8%

Selling, general and administrative expenses	(184,450)	(23.9)%	(180,628)	(22.9)%
Other income, net	6,749	0.9%	3,207	0.4%
Interest expense	(32,871)	(4.3)%	(32,042)	(4.1)%
Interest income	2,073	0.3%	1,100	0.1%
Income before income taxes and income from equity method investments	27,549	3.6%	18,712	2.4%

Income taxes	(7,422)	(1.0)%	(5,945)	(0.8)%

Income from equity method investments	918	0.1%	497	0.1%
Net income including non-controlling interest	21,045	2.7%	13,264	1.7%

Net income attributable to non-controlling interest	-	0.0%	(16)	(0.0)%
Net income attributable to H.B. Fuller	$21,045	2.7%	$13,248	1.7%

Basic income per common share attributable to H.B. Fuller	$0.38		$0.24
Diluted income per common share attributable to H.B. Fuller	$0.38		$0.24

Weighted-average common shares outstanding:
Basic	54,731		54,998
Diluted	55,513		56,029

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	February 28,	March 1,
	2026	2025

Net income attributable to H.B. Fuller	$21,045	$13,248

Adjustments:
Acquisition project costs[1]	931	9,828
Organizational realignment[2]	10,022	8,774
Project One[3]	3,053	3,064
Other	(95)	-
Discrete tax items[4]	98	992
Income tax effect on adjustments[5]	(3,539)	(5,909)
Adjusted net income attributable to H.B. Fuller[6]	31,515	29,997

Add:
Interest expense	32,373	32,030
Interest income	(2,069)	(1,100)
Adjusted Income taxes	10,862	10,862
Depreciation and Amortization expense[7]	46,023	42,567
Adjusted EBITDA[6]	118,704	114,356

Diluted Shares	55,513	56,029
Adjusted diluted income per common share attributable to H.B. Fuller[6]	$0.57	$0.54
Revenue	$770,844	$788,663
Adjusted EBITDA margin[6]	15.4%	14.5%

[1] Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $287 and $9,192 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums) and $644 and $636 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) for the three months ended February 28, 2026 and March 1, 2025, respectively.

[2] Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs and the impact of accelerated depreciation. Organizational realignment includes $360 and $2,240 in professional fees related to legal entity and business structure changes, $2,820 and $1,172 in employee severance and other related costs, and $6,842 and $5,362 related to facility rationalization costs for the three months ended February 28, 2026 and March 1, 2025, respectively.

[3] Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

[4] Discrete tax items for the three months ended February 28, 2026 and the three months ended March 1, 2025 are related to various U.S. and foreign tax matters.

[5] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[6] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[7] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($342) and ($30) for the three months ended February 28, 2026 and March 1, 2025, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended
	February 28,	March 1,
	2026	2025
Net Revenue:
Hygiene, Health and Consumable Adhesives	$346,527	$368,225
Engineering Adhesives	242,448	236,758
Building Adhesive Solutions	181,869	183,680
Corporate unallocated	-	-
Total H.B. Fuller	$770,844	$788,663

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$28,991	$29,949
Engineering Adhesives	31,143	28,051
Building Adhesive Solutions	5,188	6,577
Corporate unallocated	(13,725)	(18,130)
Total H.B. Fuller	$51,597	$46,447

Adjusted EBITDA[6]
Hygiene, Health and Consumable Adhesives	$48,037	$46,891
Engineering Adhesives	48,159	44,188
Building Adhesive Solutions	21,609	21,803
Corporate unallocated	899	1,474
Total H.B. Fuller	$118,704	$114,356

Adjusted EBITDA Margin[6]
Hygiene, Health and Consumable Adhesives	13.9%	12.7%
Engineering Adhesives	19.9%	18.7%
Building Adhesive Solutions	11.9%	11.9%
Corporate unallocated	NMP	NMP
Total H.B. Fuller	15.4%	14.5%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	February 28,	March 1,
	2026	2025
Income before income taxes and income from equity method investments	$27,549	$18,712

Adjustments:
Acquisition project costs[1]	931	9,828
Organizational realignment[2]	10,022	8,774
Project One[3]	3,053	3,064
Other	(95)	-
Adjusted income before income taxes and income from equity method investments[8]	$41,460	$40,378

[8] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	February 28,	March 1,
	2026	2025
Income Taxes	$(7,422)	$(5,945)

Adjustments:
Acquisition project costs[1]	(236)	(2,680)
Organizational realignment[2]	(2,550)	(2,393)
Project One[3]	(777)	(836)
Other	25	-
Discrete tax items[4]	98	992
Adjusted income taxes[9]	$(10,862)	$(10,862)

Adjusted income before income taxes and income from equity method investments	$1,460	$40,378
Adjusted effective income tax rate[9]	26.2%	26.9%

[9] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	February 28,	March 1,
	2026	2025

Net revenue	$770,844	$788,663

Gross profit	$236,048	$227,075
Gross profit margin	30.6%	28.8%

Adjustments:
Acquisition project costs[1]	-	607
Organizational realignment[2]	4,938	5,456
Project One[3]	-	94
Other	1	-
Adjusted gross profit[10]	$240,987	$233,232
Adjusted gross profit margin[10]	31.3%	29.6%

[10] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	February 28,	March 1,
	2026	2025

Selling, general and administrative expenses	$(184,450)	$(180,628)

Adjustments:
Acquisition project costs[1]	437	7,706
Organizational realignment[2]	3,888	1,296
Project One[3]	3,053	2,970
Other	1,401	-
Adjusted selling, general and administrative expenses[11]	$(175,671)	$(168,656)

[11] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended:	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
February 28, 2026	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$31,484	$32,237	$8,061	$71,782	$(50,737)	$21,045
Adjustments:
Acquisition project costs[1]	-	-	-	-	931	931
Organizational realignment[2]	-	-	-	-	10,022	10,022
Project One[3]	-	-	-	-	3,053	3,053
Other	-	-	-	-	(95)	(95)
Discrete tax items[4]	-	-	-	-	98	98
Income tax effect on adjustments[5]	-	-	-	-	(3,539)	(3,539)
Adjusted net income attributable to H.B. Fuller[6]	31,484	32,237	8,061	71,782	(40,267)	31,515
Add:
Interest expense	-	-	-	-	32,373	32,373
Interest income	-	-	-	-	(2,069)	(2,069)
Adjusted Income taxes	-	-	-	-	10,862	10,862
Depreciation and amortization expense[7]	16,553	15,922	13,548	46,023	-	46,023
Adjusted EBITDA[6]	$48,037	$48,159	$21,609	$117,805	$899	$118,704
Revenue	$346,527	$242,448	$181,869	$770,844	-	$770,844
Adjusted EBITDA Margin[6]	13.9%	19.9%	11.9%	15.3%	NMP	15.4%

	Hygiene, Health		Building
Three Months Ended:	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
March 1, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$32,160	$29,023	$9,132	$70,315	$(57,067)	$13,248
Adjustments:
Acquisition project costs[1]	-	-	-	-	9,828	9,828
Organizational realignment[2]	-	-	-	-	8,774	8,774
Project One[3]	-	-	-	-	3,064	3,064
Other	-	-	-	-	-	-
Discrete tax items[4]	-	-	-	-	992	992
Income tax effect on adjustments[5]	-	-	-	-	(5,909)	(5,909)
Adjusted net income attributable to H.B. Fuller[6]	32,160	29,023	9,132	70,315	(40,318)	29,997
Add:
Interest expense	-	-	-	-	2,030	32,030
Interest income	-	-	-	-	(1,100)	(1,100)
Adjusted Income taxes	-	-	-	-	10,862	10,862
Depreciation and amortization expense[7]	14,731	15,165	12,671	42,567	-	42,567
Adjusted EBITDA[6]	$46,891	$44,188	$21,803	$112,882	$1,474	$114,356
Revenue	$368,225	$236,758	$183,680	$788,663	-	$788,663
Adjusted EBITDA Margin[6]	12.7%	18.7%	11.9%	14.3%	NMP	14.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Three Months Ended
February 28, 2026
Price	0.6%
Volume	(7.2)%
Organic Growth[12]	(6.6)%
M&A	0.7%
Constant currency	(5.9)%
F/X	3.6%
Total H.B. Fuller Net Revenue	(2.3)%

Revenue growth versus 2025	Three Months Ended
	February 28, 2026
	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[12]
Hygiene, Health and Consumable Adhesives	(5.9)%	3.4%	(9.3)%	0.8%	(10.1)%
Engineering Adhesives	2.4%	3.3%	(0.9)%	1.1%	(2.0)%
Building Adhesive Solutions	(1.0)%	4.1%	(5.1)%	0.0%	(5.1)%
Corporate Unallocated	0.0%	0.0%	0.0%	0.0%	0.0%
Total H.B. Fuller	(2.3)%	3.6%	(5.9)%	0.7%	(6.6)%

12 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended				Trailing Months[13] Ended
	May 31, 2025	August 30, 2025	November 29, 2025	February 28, 2026	February 28, 2026

Net income attributable to H.B. Fuller	$41,828	$67,160	$29,732	$21,045	$159,765

Adjustments:
Acquisition project costs[1]	3,602	518	1,465	931	6,516
Organizational realignment[2]	6,635	4,620	11,396	10,022	32,673
Project One[3]	2,581	2,499	2,091	3,053	10,224
Other	44	1,711	37,400	(95)	39,060
Discrete tax items[14]	13,961	(3,742)	(3,743)	98	6,574
Income tax effect on adjustments[5]	(3,999)	(3,402)	(7,745)	(3,539)	(18,685)
Adjusted net income attributable to H.B. Fuller[6]	64,652	69,364	70,596	31,515	236,127

Add:
Interest expense	34,484	33,369	32,547	32,373	132,773
Interest income	(854)	(1,110)	(1,756)	(2,069)	(5,789)
Adjusted Income taxes	22,765	23,671	23,420	10,862	80,718
Depreciation and Amortization expense[15]	44,613	45,298	45,246	46,023	181,180
Adjusted EBITDA[6]	$165,660	$170,592	$170,053	$118,704	$625,009

[13] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[14] Discrete tax items for the three months ended May 31, 2025 are primarily related to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, as well as other various U.S. and foreign tax matters. Discrete tax items for the three months ended August 30, 2025 are related to various U.S. and foreign tax matters. Discrete tax items for the year ended November 30, 2025 primarily relate to the impact of withholding tax recorded on earnings that are no longer permanently reinvested, offset by various U.S. and foreign tax matters. Discrete tax items for the three months ended February 28, 2026 are related to various U.S. and foreign tax matters.

[15] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($70) for the three months ended May 31, 2025, ($261) for the three months ended August 30, 2025, ($234) for the three months ended November 29, 2025 and ($342) for the three months ended February 28, 2026.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	February 28, 2026	November 29, 2025	March 1, 2025
Total debt	$2,076,062	$2,016,937	$2,179,997
Less: Cash and cash equivalents	107,877	107,213	105,743
Net debt[16]	$1,968,185	$1,909,724	$2,074,254

Trailing twelve months13 / Year ended Adjusted EBITDA	$625,009	$620,660	$585,194
Net Debt-to-Adjusted EBITDA[16]	3.1	3.1	3.5

[16] Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	February 28, 2026	November 29, 2025	March 1, 2025
Trade receivables, net	$532,180	$564,339	$525,496
Inventory	506,776	471,963	468,323
Trade payables	453,035	470,132	450,401
Net working capital[17]	$585,921	$566,170	$543,418

Net revenue three months ended	$770,844	$894,788	$788,663
Annualized net revenue[17]	3,083,376	3,579,151	3,154,652

Net working capital as a percentage of annualized revenue[17]	19.0%	15.8%	17.2%

[17] Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	February 28,	November 29,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$107,877	$107,213
Trade receivables (net of allowances of $13,172 and $11,922, as of February 28, 2026 and November 29, 2025, respectively)	532,180	564,339
Inventories	506,776	471,963
Other current assets	128,502	119,750
Total current assets	1,275,335	1,263,265

Property, plant and equipment	2,009,591	1,956,209
Accumulated depreciation	(1,052,979)	(1,020,948)
Property, plant and equipment, net	956,612	935,261

Goodwill	1,697,468	1,680,059
Other intangibles, net	791,098	805,867
Other assets	499,784	498,254
Total assets	$5,220,297	$5,182,706

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$-	$-
Trade payables	453,035	470,132
Accrued compensation	69,254	114,302
Income taxes payable	20,313	25,018
Other accrued expenses	123,306	133,907
Total current liabilities	665,908	743,359

Long-term debt	2,076,062	2,016,937
Accrued pension liabilities	52,124	51,317
Other liabilities	360,898	367,899
Total liabilities	$3,154,992	$3,179,512

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,476,112 and 54,174,963 as of February 28, 2026 and November 29, 2025, respectively	$54,476	$54,175
Additional paid-in capital	309,114	298,017
Retained earnings	2,034,220	2,026,071
Accumulated other comprehensive loss	(332,505)	(375,045)
Total H.B. Fuller stockholders' equity	2,065,305	2,003,218
Non-controlling interest	-	(24)
Total equity	2,065,305	2,003,194
Total liabilities, non-controlling interest and total equity	$5,220,297	$5,182,706

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

Three Months Ended
February 28, 2026	March 1, 2025
Cash flows from operating activities:
Net income including non-controlling interest	$21,045	$13,264
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	24,354	21,717
Amortization	22,011	20,880
Deferred income taxes	(2,422)	5,837
Income from equity method investments, net of dividends received	(918)	(497)
Loss on the sale of a business	-	1,515
Loss (gain) on sale or disposal of assets	1,029	(46)
Share-based compensation	5,348	4,708
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	39,563	13,900
Inventories	(28,861)	(27,122)
Other assets	(3,224)	(295)
Trade payables	3,048	(14,272)
Accrued compensation	(46,425)	(37,913)
Other accrued expenses	(12,537)	(11,959)
Income taxes payable	(12,699)	(21,854)
Accrued / prepaid pension	(1,862)	(1,988)
Other liabilities	(9,854)	(311)
Foreign currency remeasurement	(1,570)	(18,471)
Net cash used in operating activities	(3,974)	(52,907)

Cash flows from investing activities:
Purchased property, plant and equipment	(57,701)	(32,984)
Purchased businesses, net of cash acquired	-	-	(162,032)
Proceeds from sale of property, plant and equipment	321	477
Purchase of cost method investment	-	(2,549)
Proceeds from the sale of a business	-	75,727
Net cash used in investing activities	(57,380)	(121,361)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	288,100	526,300
Repayment of long-term debt	(231,441)	(359,535)
Net payment of notes payable	-	(164)
Dividends paid	(12,798)	(12,193)
Proceeds from stock options exercised	7,798	1,384
Repurchases of common stock	(2,922)	(44,377)
Net cash provided by financing activities	48,737	111,415

Effect of exchange rate changes on cash and cash equivalents	13,281	(756)
Net change in cash and cash equivalents	664	(63,609)
Cash and cash equivalents at beginning of period	107,213	169,352
Cash and cash equivalents at end of period	$107,877	$105,743